                                                                    EXHIBIT 99.1

      NEW YORK, NY, November 9, 2004 -- Alleghany Corporation (NYSE-Y) reported a net loss in the third quarter of 2004 of $47.0 million, or $6.12 per share (per share information throughout is presented on a diluted basis), compared with net earnings of $74.9 million, or $9.79 per share, in the third quarter of 2003, John J. Burns, Jr., President and chief executive officer of Alleghany, announced today. "We are pleased that our insurance subsidiaries remain profitable on a year-to-date basis, despite record-setting catastrophe loss activity in the 2004 third quarter, and that our common stockholders' equity per share has increased 5% since the end of 2003" said Mr. Burns.

      Net gains on investment transactions after tax (taxed at the federal income tax rate) were $4.3 million, or $0.57 per share, in the 2004 third quarter, compared with $50.6 million, or $6.62 per share, in the 2003 third quarter. Third quarter 2004 net catastrophe losses were $97.8 million, or $12.75 per share, compared with net catastrophe losses of $10.9 million, or $1.43 per share, in the 2003 third quarter. Third quarter 2004 net earnings excluding gains on investment transactions after taxes (taxed at the federal income tax rate) and net catastrophe losses were $46.5 million, or $6.06 per share, compared with $35.2 million, or $4.60 per share in the corresponding 2003 period.

                                Three Months Ended September 30,
                                                                                          Per Share(1)
(in millions, except for per share and share
amounts)                                                2004           2003           2004           2003
-------------------------------------------------      ------         ------        ---------      ---------
Net (loss) earnings                                    $(47.0)        $ 74.9        $   (6.12)     $    9.79

Net gains on investment transactions (2)                  4.3           50.6             0.57           6.62

Net catastrophe losses (3)                              (97.8)         (10.9)          (12.75)         (1.43)

Net earnings, excluding net gains on investment
  transactions (2) and net catastrophe losses (3)      $ 46.5         $ 35.2        $    6.06      $    4.60

Average number of outstanding shares of common
  stock (4)                                                                         7,675,313      7,617,920

----------

(1)   Represents diluted earnings per share of common stock.

(2)   After tax, taxed at the federal income tax rate.

(3)   Net of reinsurance and tax at the federal income tax rate.

(4)   Adjusted to reflect the dividend of common stock declared in March 2004.

      In the first nine months of 2004, Alleghany's net earnings were $63.8 million, or $8.29 per share, compared with $88.6 million, or $11.64 per share, in the first nine months of 2003. Net gains on investment transactions after taxes (taxed at the federal income tax rate) in the first nine months of 2004 were $28.7 million, or $3.74 per share, compared with $53.8 million, or $7.06 per share in the corresponding 2003 period. 2004 nine-month net catastrophe losses were $100.9 million, or $13.10 per share, compared with net catastrophe losses of $11.4 million, or $1.50 per share, in the first nine months of 2003. For the first nine months of 2004, net earnings excluding gains on investment transactions after taxes (taxed at the federal income tax rate) and net catastrophe losses were $135.9 million, or $17.66 per share, compared with $46.2 million, or $6.07 per share in the corresponding 2003 period.

                         Nine Months Ended September 30,
                                                                                          Per Share(1)
(in millions, except for per share and share
amounts)                                                2004          2003            2004           2003
                                                      -------        ------        ----------     ----------
Net (loss) earnings                                   $  63.8        $ 88.6        $     8.29     $    11.64

Net gains on investment transactions (2)                 28.7          53.8              3.74           7.06

Net catastrophe losses (3)                            $(100.9)       $(11.4)       $   (13.10)    $    (1.50)

Net earnings, excluding net gains on investment
  transactions (2) and net catastrophe losses (3)     $ 135.9        $ 46.2        $    17.66     $     6.07

Average number of outstanding shares of common
  stock (4)                                                                         7,665,295      7,586,665

----------
(1)   Represents diluted earnings per share of common stock.

(2)   After tax, taxed at the federal income tax rate.

(3)   Net of reinsurance and tax at the federal income tax rate.

(4)   Adjusted to reflect the dividend of common stock declared in March 2004.

      Alleghany's common stockholders' equity per share at September 30, 2004 was $215.48, a decrease from common stockholders equity per share of $218.32 as of June 30, 2004, but an increase from common stockholders' equity per share of $204.44 as of December 31, 2003 (all as adjusted for the stock dividend declared in March 2004).

      The comparative contributions to (losses) earnings before taxes made by Alleghany's operating units Alleghany Insurance Holdings LLC ("AIHL," a holding company for Alleghany's property and casualty insurance businesses, consisting of RSUI Group, Inc. ("RSUI"), Capitol Transamerica Corporation ("CATA") and Darwin Professional Underwriters, Inc. ("Darwin")), and World Minerals, Inc. (industrial minerals business), as well as by corporate activities which include parent company results and the results of miscellaneous subsidiaries, were as follows (in millions):

                          Three Months Ended      Nine Months Ended
                             September 30,           September 30,
                           2004        2003        2004        2003
                          ------      ------      ------      ------
AIHL                      $(81.5)     $ 75.0      $ 84.4      $ 82.6
World Minerals               6.0         6.9        16.8        18.3
Corporate activities        (4.0)       25.9       (10.5)       27.2
                          ------      ------      ------      ------
Total                     $(79.5)     $107.8      $ 90.7      $128.1
                          ======      ======      ======      ======

      On a per-share, after-tax basis, the foregoing earnings (losses) contributions may be broken down as follows:

                               THREE MONTHS ENDED SEPTEMBER 30,
                                                         World        Corporate
                                           AIHL         Minerals      activities      Total
2004
Operating (loss) income *                $  (7.36)      $   0.43      $    0.24      $  (6.69)
Net gains on investment transactions
  after taxes**                              0.57             --             --          0.57
                                         --------       --------      ---------      --------
Net (loss) earnings per share            $  (6.79)      $   0.43      $    0.24      $  (6.12)
                                         ========       ========      =====-===      ========
2003
Operating income*                        $   2.42       $   0.46      $    0.29      $   3.17
Net gains on investment transactions
  after taxes**                              3.93             --           2.69          6.62
                                         --------       --------      ---------      --------
Net earnings per share                   $   6.35       $   0.46      $    2.98      $   9.79
                                         ========       ========      =========      ========

                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                                      World        Corporate
                                           AIHL        Minerals     activities        Total
                                         --------      --------      --------       --------
2004
Operating income (loss)*                 $   3.81      $   1.18      $  (0.44)      $   4.55
Net gains on investment transactions
  after taxes**                              3.59            --          0.15           3.74
                                         --------      --------      --------       --------
Net earnings (loss) per share            $   7.40      $   1.18      $  (0.29)      $   8.29
                                         ========      ========      ========       ========
2003
Operating income*                        $   3.22      $   1.21      $   0.15       $   4.60
Net gains on investment transactions
  after taxes**                              4.03            --          3.03           7.04
                                         --------      --------      --------       --------
Net earnings per share                   $   7.25      $   1.21      $   3.18       $  11.64
                                         ========      ========      ========       ========

----------
* Operating (loss) income represents net (loss) earnings per share on a GAAP (generally accepted accounting principles) basis less the net gain or loss on investment transactions taxed at the federal income tax rate.

**    Taxed at the federal income tax rate.

      AIHL recorded a net loss of $52.1 million on revenues of $216.4 million in the 2004 third quarter, compared with net earnings of $48.5 million on revenues of $221.5 million in the third quarter of 2003, and net earnings of $56.9 million on revenues of $664.7 million in the first nine months of 2004, compared with net earnings of $55.2 million on revenues of $298.5 million in the first nine months of 2003. AIHL's 2004 third quarter net losses include net investment income after taxes (taxed at the federal income tax rate) of $5.9 million and net gains on investment transactions after taxes (taxed at the federal income tax rate) of $4.3 million, compared with net investment income after taxes (taxed at the federal income tax rate) of $3.7 million and net gains on investment transactions after taxes (taxed at the federal income tax rate) of $30.1 million in the corresponding 2003 period.

      The comparative pre-tax contributions to AIHL's results made by its operating units RSUI, CATA and Darwin, and total AIHL results, were as follows (in thousands, except ratios):

                                                        Three Months Ended September 30,
                                         ----------------------------------------------------------
                                          RSUI(1)            CATA(2)       Darwin(3)        AIHL
                                         ---------          --------       --------       ---------
2004

Gross premiums written (4)               $ 305,460          $ 43,750       $ 25,283       $ 374,493
Net premiums written (4)                   155,736            39,134         17,212         212,082

Net premiums earned                      $ 147,498          $ 37,687       $ 13,421       $ 198,606
Loss and loss adjustment expenses          212,199            21,238          8,729         242,166
Underwriting expenses                       23,252            20,918          4,530          48,700
                                         ---------          --------       --------       ---------
Underwriting (loss) profit (5)           $ (87,953)         $ (4,469)      $    162         (92,260)
                                         =========          ========       ========
Interest, dividend and other income                                                          11,094
Net gains on investment transactions                                                          6,688
Other expenses                                                                               (6,982)
                                                                                          ---------
Losses before income taxes                                                                $ (81,460)
                                                                                          =========

Loss ratio (6)                               143.9              56.4           65.0           121.9
Expense ratio (7)                             15.7              55.5           33.8            24.5
Combined ratio (8)                           159.6             111.9           98.8           146.4

2003

Gross premiums written (4)               $ 489,868(9)       $ 43,003       $  6,177       $ 539,383
Net premiums written (4)                   457,157            35,217          5,547         497,921

Net premiums earned                      $ 135,777          $ 30,935       $  1,107       $ 167,819
Loss and loss adjustment expenses           81,645            18,239            725         100,609
Underwriting expenses                       25,439            12,837          1,821          40,097
                                         ---------          --------       --------       ---------
Underwriting profit (loss) (5)           $  28,693          $   (141)      $ (1,439)         27,113
                                         =========          ========       ========
Interest, dividend and other income                                                           7,359
Net gains on investment transactions                                                         46,275
Other expenses                                                                               (5,780)
                                                                                          ---------
Earnings before income taxes                                                              $  74,967
                                                                                          =========
Loss ratio (6)                                60.1              59.0           65.5            59.9
Expense ratio (7)                             18.7              41.5          164.5            23.9
Combined ratio (8)                            78.8             100.5          230.0            83.8

                                                        Nine Months Ended September 30,
                                                ---------------------------------------------------------
                                                 RSUI(1)         CATA(2)        Darwin(3)        AIHL
                                                ---------       ---------       --------       ---------
2004

Gross premiums written (4)                      $ 907,941       $ 132,130       $ 66,065       $1,106,136
Net premiums written (4)                          465,241         118,134         45,831          629,206

Net premiums earned                             $ 449,810       $ 111,660       $ 30,019       $  591,489
Loss and loss adjustment expenses                 345,565          62,628         19,087          427,280
Underwriting expenses                              70,241          51,679         11,168          133,088
                                                ---------       ---------       --------       ----------
Underwriting profit (loss) (5)                  $  34,004       $  (2,647)      $   (236)          31,121
                                                =========       ====-====       ========
Interest, dividend and other income                                                                30,754
Net gains (loss) on investment transactions                                                        42,488
Other expenses                                                                                    (19,947)
                                                                                               ----------
Earnings before income taxes                                                                   $   84,416
                                                                                               ==========
Loss ratio (6)                                       76.8            56.1           63.6             72.3
Expense ratio (7)                                    15.6            46.3           37.2             22.4
Combined ratio (8)                                   92.4           102.4          100.8             94.7

2003

Gross premiums written (4)                      $ 489,868(9)    $ 123,477       $  8,273       $  621,618
Net premiums written (4)                          457,157         106,892          7,531          571,580

Net premiums earned                             $ 135,777       $  97,768       $  1,214       $  234,759
Loss and loss adjustment expenses                  81,645          57,843            789          140,277
Underwriting expenses                              25,439          39,683          3,258           68,380
                                                ---------       ---------       --------       ----------
Underwriting profit (loss) (5)                  $  28,693       $     242       $ (2,833)          26,102
                                                =========       =========       ========
Interest, dividend and other income                                                                16,569
Net gains on investment transactions                                                               47,147
Other expenses                                                                                     (7,257)
                                                                                               ----------
Earnings before income taxes                                                                   $   82,561
                                                                                               ==========
Loss ratio (6)                                       60.1            59.2           65.0             59.8
Expense ratio (7)                                    18.7            40.6          268.4             29.1
Combined ratio (8)                                   78.8            99.8          333.4             88.9

----------
(1)  Since July 1, 2003.

(2) Includes the results of Platte River Insurance Company, which was acquired contemporaneously with CATA in January 2002 and operates in conjunction with CATA.

(3) Although Darwin is an underwriting manager for Platte River and certain subsidiaries of CATA, Darwin is managed on an operating unit basis and therefore, the results of business generated by Darwin have been separated from CATA's results for purposes of this table.

(4)  Amounts do not give effect to an inter-company pooling agreement.

(5) Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), and does not include interest, dividend and other income or net gains on investment transactions. Underwriting profit (loss) does not replace net income (loss) determined in accordance with GAAP as a measure of profitability; rather, it provides a basis for management to evaluate the underwriting performance of its insurance operating units.

(6) Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(7) Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(8) The sum of the Loss Ratio and Expense Ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

(9) Includes $320.8 million of unearned premiums which were acquired with RSUI in July 2003 and $169.9 million of premiums assumed on a net basis.

      RSUI recorded an underwriting loss of $87.9 million in the 2004 third quarter, primarily reflecting $146.7 million of pre-tax catastrophe losses, net of reinsurance and $10.5 million of reinsurance reinstatement premiums, from Hurricanes Charley, Francis, Ivan and Jeanne. An underwriting profit of $28.7 million was earned for the comparable period in 2003 during which there were $16.6 million of pre-tax catastrophe losses. Despite the hurricane losses in the 2004 third quarter, RSUI reported an underwriting profit of $34.0 million for the first nine months of 2004, primarily reflecting strong property results in the first half of 2004.

      CATA's 2004 third quarter underwriting results primarily reflect $3.8 million of pre-tax catastrophe losses, higher underwriting expenses and continued unfavorable results in its surety lines of business, partially offset by better underwriting margins in its casualty lines of business on the current accident year. The increase in CATA's gross premiums written in the first nine months of 2004 compared with the corresponding 2003 period reflect the continued expansion of its business into the excess and surplus markets.

      Darwin's results in the third quarter and first nine months of 2004 continue to reflect organizational build-up expenses incurred to support premium levels, as well as increased competition across all of its lines of business.

      World Minerals recorded pre-tax earnings of $6.0 million on revenues of $72.9 million in the 2004 third quarter, compared with pre-tax earnings of $6.9 million on revenues of $67.4 million in the 2003 third quarter, and pre-tax earnings of $16.8 million on revenues of $211.2 million in the first nine months of 2004, compared with pre-tax earnings of $18.3 million on revenues of $198.6 million in the first nine months of 2003. The 2004 nine month results reflect lower margins due to competitive pricing pressures, increased energy, labor and benefit costs and expenses in connection with information technology initiatives, partially offset by an increase in net shipments and the continuing favorable impact of the strong euro versus the U.S. dollar.

      Corporate activities recorded a pre-tax loss of $4.0 million on revenues of $49.3 million in the third quarter of 2004, compared with pre-tax earnings of $25.9 million on revenues of $66.0 million in the corresponding period in 2003, and a pre-tax loss of $10.5 million on revenues of $140.8 million in the first nine months of 2004, compared with pre-tax earnings of $27.2 million on revenues of $140.8 million in the corresponding 2003 period. The 2004 third quarter net earnings include no net gains or (losses) on investment transactions, compared with net gains on investment transactions after taxes (taxed at the federal income tax rate) of $20.5 million in the corresponding 2003 period. 2004 nine month net earnings include net gains on investment transactions after taxes (taxed at the federal income tax rate) of $1.1 million, compared with $23.1 million in the first nine months of 2003.

      As of September 30, 2004, Alleghany beneficially owned 8.0 million shares, or approximately 2.0 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $306.5 million, or $38.31 per share, compared with a market value on June 30, 2004 of $280.6 million, or $35.07 per share. The aggregate cost of such shares is approximately $96.6 million, or $12.07 per share.

      Alleghany has previously announced that it may purchase shares of its common stock in open market transactions from time to time. In the third quarter of 2004, Alleghany did not purchase any shares of its common stock. As of September 30, 2004, Alleghany had 7,675,313 shares of common stock outstanding (which includes the stock dividend declared in March 2004).

      Additional information regarding the 2004 third quarter results of Alleghany and its operating businesses is contained in Alleghany's Report on Form 10-Q for the quarter ended September 30, 2004, which was filed with the U.S. Securities and Exchange Commission on November 9, 2004.

Comment on Regulation G

      This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout the press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany's results.

      In addition to the GAAP presentations of net earnings (loss), Alleghany reports operating income, a non-GAAP financial measure, which is net earnings
(loss) excluding net gains on investment transactions after tax. Management presents operating income as a measure of its performance because the realization of gains on investment transactions is largely discretionary as to timing and can fluctuate significantly, which could distort the analysis of trends and comparability of reported periods.

      Alleghany also shows net earnings (loss) exclusive of both catastrophe losses and net gains on investment transactions after tax, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items. Catastrophe losses are significant to Alleghany's 2004 results and, similar to gains on investment transactions, can fluctuate significantly, which could distort the analysis of trends and comparability of reported periods.

      Alleghany also reports underwriting profit (loss), a non-GAAP financial measure, in the tables relating to the comparative pre-tax contributions to AIHL's results made by its operating units RSUI, CATA and Darwin. Underwriting profit is net premiums earned less loss and loss adjustment expense and underwriting expense and does not include interest, dividend and other income or net gains on investment transactions. Management believes that underwriting profit provides a basis to evaluate the underwriting performance of its insurance operations.

      Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

                                      # # #

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)

                                                     THREE MONTHS ENDED SEPTEMBER 30, 2004
                                                -----------------------------------------------
                                                ALLEGHANY
                                                INSURANCE     WORLD      CORPORATE
                                                HOLDINGS     MINERALS   ACTIVITIES    COMBINED
                                                ---------   ---------   ----------   ----------
REVENUES
  Net fastener sales                            $       0   $       0   $   41,846   $   41,846
  Interest, dividend and other income              11,094        (356)       7,418       18,156
  Net premiums earned                             198,606           0            0      198,606
  Net mineral and filtration sales                      0      73,276            0       73,276
  Net gain (loss) on investment transactions        6,688           0            0        6,688
                                                ---------   ---------   ----------   ----------
        Total revenues                            216,388      72,920       49,264      338,572

COSTS AND EXPENSES
  Underwriting expenses                            48,700           0            0       48,700
  Salaries, administrative and other
    operating expenses                              6,830      10,321        9,550       26,701
  Loss and loss adjustment expenses               242,166           0            0      242,166
  Cost of goods sold - fasteners                        0           0       32,880       32,880
  Cost of  mineral and filtration sales                 0      55,974            0       55,974
  Interest expense                                      0         598          748        1,346
  Corporate administration                            152           0       10,147       10,299
                                                ---------   ---------   ----------   ----------
        Total costs and expenses                  297,848      66,893       53,325      418,066
                                                ---------   ---------   ----------   ----------
EARNINGS BEFORE INCOME TAXES                     ($81,460)  $   6,027   ($   4,061)     (79,494)
                                                ---------   ---------   ----------
INCOME TAXES                                                                            (32,490)
                                                                                     ----------
NET EARNINGS                                                                         ($  47,004)
                                                                                     ----------

                                                     THREE MONTHS ENDED SEPTEMBER 30, 2003
                                                -----------------------------------------------
                                                ALLEGHANY
                                                INSURANCE     WORLD     CORPORATE
                                                 HOLDINGS    MINERALS   ACTIVITIES    COMBINED
                                                ---------   ---------   ----------   ----------
REVENUES
  Net fastener sales                            $       0   $       0   $   30,559   $   30,559
  Interest, dividend and other income               7,359         (54)       3,791       11,096
  Net premiums earned                             167,819           0            0      167,819
  Net mineral and filtration sales                      0      67,502            0       67,502
  Net gain (loss) on investment transactions       46,275           0       31,599       77,874
                                                ---------   ---------   ----------   ----------
        Total revenues                            221,453      67,448       65,949      354,850

COSTS AND EXPENSES
  Underwriting expenses                            40,097           0            0       40,097
  Salaries, administrative and other
    operating expenses                              5,780       9,908        7,226       22,914
  Loss and loss adjustment expenses               100,609           0            0      100,609
  Cost of goods sold - fasteners                        0           0       23,614       23,614
  Cost of  mineral and filtration sales                 0      50,174            0       50,174
  Interest expense                                      0         451          930        1,381
  Corporate administration                              0           0        8,218        8,218
                                                ---------   ---------   ----------   ----------
        Total costs and expenses                  146,486      60,533       39,988      247,007
                                                ---------   ---------   ----------   ----------
EARNINGS BEFORE INCOME TAXES                    $  74,967      $6,915      $25,961      107,843
                                                ---------   ---------   ----------
INCOME TAXES                                                                             32,973
                                                                                     ----------
NET EARNINGS                                                                         $   74,870
                                                                                     ----------

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)

                                                     NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                -----------------------------------------------
                                                ALLEGHANY
                                                INSURANCE     WORLD      CORPORATE
                                                HOLDINGS     MINERALS   ACTIVITIES    COMBINED
                                                ---------   ---------   ----------   ----------
REVENUES
  Net fastener sales                            $       0   $       0   $  123,226   $  123,226
  Interest, dividend and other income              30,754        (429)      15,850       46,175
  Net premiums earned                             591,489           0            0      591,489
  Net mineral and filtration sales                      0     211,603            0      211,603
  Net gain (loss) on investment transactions       42,488           0        1,735       44,223
                                                ---------   ---------   ----------   ----------
        Total revenues                            664,731     211,174      140,811    1,016,716

COSTS AND EXPENSES
  Underwriting expenses                           133,088           0            0      133,088
  Salaries, administrative and other
    operating expenses                             19,656      30,185       27,033       76,874
  Loss and loss adjustment expenses               427,280           0            0      427,280
  Cost of goods sold - fasteners                        0           0       93,221       93,221
  Cost of  mineral and filtration sales                 0     162,417            0      162,417
  Interest expense                                      0       1,727        2,178        3,905
  Corporate administration                            291           0       28,902       29,193
                                                ---------   ---------   ----------   ----------
        Total costs and expenses                  580,315     194,329      151,334      925,978
                                                ---------   ---------   ----------   ----------
EARNINGS BEFORE INCOME TAXES                    $  84,416     $16,845   ($  10,523)      90,738
                                                ---------   ---------   ----------
INCOME TAXES                                                                            26,955
                                                                                     ----------
NET EARNINGS                                                                         $   63,783
                                                                                     ----------

                                                     NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                -----------------------------------------------
                                                ALLEGHANY
                                                INSURANCE     WORLD     CORPORATE
                                                 HOLDINGS    MINERALS   ACTIVITIES    COMBINED
                                                ---------   ---------   ----------   ----------
REVENUES
  Net fastener sales                            $       0   $       0   $   85,804   $   85,804
  Interest, dividend and other income              16,569         165       19,453       36,187
  Net premiums earned                             234,759           0            0      234,759
  Net mineral and filtration sales                      0     198,410            0      198,410
  Net gain (loss) on investment transactions       47,147           0       35,569       82,716
                                                ---------   ---------   ----------   ----------
        Total revenues                            298,475     198,575      140,826      637,876

COSTS AND EXPENSES
  Underwriting expenses                            68,380           0            0       68,380
  Salaries, administrative and other
    operating expenses                              7,257      28,656       24,585       60,498
  Loss and loss adjustment expenses               140,277           0            0      140,277
  Cost of goods sold - fasteners                        0           0       65,182       65,182
  Cost of  mineral and filtration sales                 0     150,295            0      150,295
  Interest expense                                      0       1,322        2,805        4,127
  Corporate administration                              0           0       21,001       21,001
                                                ---------   ---------   ----------   ----------
        Total costs and expenses                  215,914     180,273      113,573      509,760
                                                ---------   ---------   ----------   ----------
EARNINGS BEFORE INCOME TAXES                      $82,561   $  18,302      $27,253      128,116
                                                ---------   ---------   ----------
INCOME TAXES                                                                             39,526
                                                                                     ----------
NET EARNINGS                                                                         $   88,590
                                                                                     ----------

                              ALLEGHANY CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                      (in thousands, except share amounts)


                                                                      SEPTEMBER 30,    DECEMBER 31,
                                                                          2004            2003*
                                                                       (unaudited)       (audited)
                                                                      -------------    ------------
ASSETS
  Available for sale securities at fair value:
        Equity securities                                             $     612,454    $    620,754
        Debt securities                                                   1,327,385         917,270
  Short-term investments                                                     74,422         135,079
                                                                      -------------    ------------
                                                                          2,014,261       1,673,103

  Cash                                                                      275,838         231,583
  Notes receivable                                                           91,804          92,082
  Accounts receivable, net                                                   76,592          75,154
  Premium balances receivable                                               170,578         279,682
  Reinsurance receivables                                                   580,425         211,753
  Ceded unearned premium reserves                                           284,589         231,166
  Deferred acquisition costs                                                 56,885          47,282
  Property and equipment - at cost, net of accumulated depreciation         170,924         177,708
  Inventory                                                                  85,696          84,612
  Goodwill and other intangibles, net of amortization                       230,483         233,739
  Deferred tax assets                                                       111,074          85,736
  Current taxes receivable                                                   21,555               0
  Other assets                                                               75,909          94,898
                                                                      -------------    ------------
                                                                      $   4,246,613    $  3,518,498
                                                                      =============    ============

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
  Current taxes payable                                               $           0    $     49,605
  Losses and loss adjustment expenses                                     1,153,846         437,994
  Other liabilities                                                         224,738         211,000
  Reinsurance payable                                                       103,990         255,117
  Unearned premiums                                                         735,208         644,068
  Subsidiaries' debt                                                        158,724         167,050
  Deferred tax liabilities                                                  216,233         190,842
                                                                      -------------    ------------
      Total liabilities                                                   2,592,739       1,955,676
  Common stockholders' equity                                             1,653,874       1,562,822
                                                                      -------------    ------------
                                                                      $   4,246,613    $  3,518,498
                                                                      =============    ============

COMMON SHARES OUTSTANDING  (adjusted for stock dividends)                 7,675,313       7,644,232
                                                                      =============    ============

* Certain amounts have been restated and reclassified to conform to the 2004 presentation.